EXHIBIT 21.1

                       SIGNIFICANT SUBSIDIARIES
                       ------------------------

NAME                                    JURISDICTION OF ORGANIZATION           OWNERSHIP
----                                    ----------------------------           ---------
Anchor Hocking Corporation              Delaware                               100% of stock owned by Newell Operating
                                                                               Company

Berol Corporation                       Delaware                               100% of stock owned by Newell Co.

Faber-Castell Corporation               New Jersey                             100% of stock owned by Newell Co.

Intercraft Company                      Delaware                               100% of stock owned by Newell Co.

Newell Investments Inc.                 Delaware                               100% of stock owned by Newell Operating
                                                                               Company

Newell Operating Company                Delaware                               77.5% of stock owned by Newell Co.;
                                                                               22.5% of stock owned by Anchor Hocking
                                                                               Corporation

Newell Window Furnishings, Inc.         Delaware                               100% of stock owned by Newell Operating
                                                                               Company

Pen and Pencil, Inc.                    Illinois                               100% of stock owned by Newell Co.

Sanford Investment Company              Delaware                               21.29% of stock owned by Berol
                                                                               Corporation; 35.37% of stock owned by
                                                                               Faber-Castell Corporation; and 43.34%
                                                                               of stock owned by Pen and Pencil, Inc.

Sanford, L.P.                           Illinois (limited partnership)         Newell Operating Company is the general
                                                                               partner and Sanford Investment Company
                                                                               is the limited partner
